UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material under ss.240.14a-12

                              Savoy Resources Corp.
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                (Name of Registrant as Specified In Its Charter)


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                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              SAVOY RESOURCES CORP.
                           1008 North Timberline Road
                          Fort Collins, Colorado 80525

                                                                October 24, 2008

Dear Stockholder of Savoy Resources Corp.:

     This letter is to notify you that I have decided to postpone the special meeting of the stockholders (the "Special Meeting") of Savoy Resources Corp. ("Savoy") relating to the proposed increase in our authorized shares of common and preferred stock to 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, respectively, from 10:00 a.m., Eastern time, on September 29, 2008 to 10:00 a.m., Eastern time, on November 19, 2008. The postponed Special Meeting will be held at the Grand Hyatt Hotel located at 109 East 42nd Street at Grand Central Terminal, New York, New York 10017. The postponement will allow additional time for stockholders to receive and consider the information described in the letter to the stockholders of Savoy dated September 22, 2008 and the Notice of Special Meeting of Stockholders and the Proxy Statement dated September 22, 2008, as well as any other additional information that Savoy may make available to Savoy stockholders prior to the Special Meeting.

         At this important meeting, you will be asked to consider and act upon the following matters:

     o A proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares of common stock, $0.001 par value per share, to 1,000,000,000 shares of common stock, $0.001 par value per share, and to increase our authorized shares of preferred stock from 10,000,000 shares of preferred stock, $0.01 par value per share, to 100,000,000 shares of preferred stock, $0.01 par value per share--we refer to this matter as the increase in authorized stock proposal; and

     o Such other matter(s) as may be properly called for consideration at the Special Meeting.

     The approval of the increase in authorized stock proposal requires the affirmative vote in person or by proxy by holders of record on the record date of at least a majority of all outstanding shares of our common stock.

     Mr. Arthur V. Johnson, the sole member of the board of directors of Savoy, has agreed to vote the 18,274,271 shares of common stock of Savoy held by him on the record date, representing an aggregate of approximately 18.27% of the outstanding shares of common stock of Savoy, "FOR" the adoption of the increase in authorized stock proposal. Mr. Johnson has determined that the increase in authorized stock proposal is in the best interests of Savoy's stockholders. He recommends that you vote or give instruction to vote "FOR" the adoption of the increase in authorized stock proposal.


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     The purpose of increasing our authorized shares of common and preferred stock is to make available a sufficient number of shares of common and/or preferred stock and/or securities convertible into common and/or preferred stock for issuance pursuant to existing agreements, to acquire two South African gold mines and a processing plant and to reserve shares of common stock for issuance upon the exercise of outstanding notes, warrants and options, as described in the Proxy Statement. Savoy proposes to issue, in a transaction that does not require approval of our stockholders, a portion of the available shares of our common and/or preferred stock to acquire a mining operation in South Africa that includes two profitable, operating gold mines that feed one central production plant. The production plant has a processing capacity of 20,000 tons of ore per month. Management estimates, without assurance, that there are 1.2 million mineable ounces of gold in the two mines. Once in full production, the mines will be supplying approximately 15,000 tons of ore with an average grade of 3.5 grams of gold per ton at an estimated cost of $500 per ounce. This translates into production of 1,600 ounces of gold per month.

     Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to read the letter to the stockholders of Savoy dated September 22, 2008 and the Notice of Special Meeting of Stockholders and the Proxy Statement dated September 22, 2008 carefully and vote by proxy. You can vote by mail or by telephone as instructed on the proxy card or voting instruction form that you received. If you are a stockholder of record of common stock of Savoy, you may also cast your vote in person at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously voted by proxy. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or obtain from your broker or bank a written proxy that will allow you to vote your shares according to your wishes. If you sign and return the proxy card or voting instruction form but do not give instructions on how to vote your shares, your shares will be counted as being voted "against" approval of the increase in authorized stock proposal.

     I look forward to seeing you at the postponed Special Meeting.

                                 Sincerely,


                                 /s/ Arthur V. Johnson
                                 ---------------------
                                 Arthur V. Johnson,
                                 President, Chief Executive Officer and Director


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